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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


   DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       SEPTEMBER 19, 1996
                                                     ---------------------------


                               ANDOVER TOGS, INC.
           ----------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            DELAWARE                     0-14674                 13-5677957
- -----------------------------    ------------------------   --------------------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
     OF INCORPORATION OR                                    IDENTIFICATION NO.)
        ORGANIZATION)



         1333 BROADWAY, NEW YORK, NEW YORK                            10018
- -------------------------------------------------------------     -------------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)




   REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:         (212) 244-0700
                                                            --------------------




                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)






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Item 5.  Other Events.

        On September 19, 1996, the registrant entered into an agreement with The CIT Group/Commercial Services, Inc. ("CIT") for a two-year $15 million revolving credit facility. The new facility replaces the $11 million credit facility provided by Fleet Bank, N.A. and Chemical Bank which was due to terminate in December 1996. The terms of this new agreement were approved by the United States Bankruptcy Court for the Southern District of New York on September 9, 1996.

        The new facility provides the registrant with up to $15 million of revolving credit (with a $5 million sublimit for documentary letters of credit). Advances under the facility are based upon a borrowing base formula. The facility is secured by substantially all of the assets of the registrant and its subsidiaries.


Item 7.  Financial Statements and Exhibits

        (c) Exhibits

        Exhibit No.

        99(a) Replacement DIP Financing and Security Agreement dated as of September 19, 1996 between the Company and CIT.
        99(b)  Bankruptcy Order dated September 9, 1996.
        99(c)  Press Release dated September 20, 1996.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   September 26, 1996

                                                ANDOVER TOGS, INC.

                                                /s/ William L. Cohen
                                                --------------------------------
                                                William L. Cohen
                                                Chairman of the Board, President
                                                and Chief Executive Officer



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                           STATEMENT OF DIFFERENCES

           The section mark shall be expressed as ........... ss.


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